UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: February 15, 2006
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Form of Restricted Stock Unit Agreement
Ex-99.2 Form of Performance Share Restricted Stock Unit Agreement

Item 1.01 Entry into Material Definitive Agreement
     On February 15, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Akamai Technologies, Inc. (“Akamai” or the “Company”) adopted cash and equity compensation programs for 2006 for the following executive officers: Paul Sagan, Melanie Haratunian, Robert Hughes, Chris Schoettle, J. Donald Sherman and Cathy Welsh (collectively, the “Executives”).
     Each of the cash incentive components provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s bonus is weighted as follows: 80% based on Akamai achievement of revenue and earnings per share targets for fiscal year 2006 and 20% based on achievement of individual or departmental performance goals. For Mr. Sagan, the target cash bonus is equal to 100% of his base salary, and the maximum cash bonus is equal to 200% of his base salary. For Ms. Haratunian, the target cash bonus is equal to 40% of her base salary, and the maximum cash bonus is equal to 80% of her base salary. For Mr. Hughes, the target cash bonus is equal to 100% of his base salary, and the maximum cash bonus is equal to 200% of his base salary. For Mr. Schoettle, the target cash bonus is equal to 67% of his base salary, and the maximum cash bonus is equal to 125% of his base salary. For Mr. Sherman, the target cash bonus is equal to 67% of his base salary, and the maximum cash bonus is equal to 125% of his base salary. For Ms. Welsh, the target cash bonus is equal to 40% of her base salary, and the maximum cash bonus is equal to 80% of her base salary.
     Each Executive was also granted stock options and restricted stock units as follows:

			Performance-Based
		Base Restricted	Restricted Stock Units
Name	Options	Stock Units	(maximum deliverable)
Paul Sagan	200,000	34,000	102,000
Melanie Haratunian	35,000	7,500	22,500
Robert Hughes	100,000	12,500	37,500
Chris Schoettle	50,000	12,500	37,500
J. Donald Sherman	50,000	12,500	37,500
Cathy Welsh	35,000	7,500	22,500
     The options have an exercise price of $25.77 per share, which is equal to the closing sale price of the Company’s common stock on February 15, 2006, and vest in accordance with the following schedule: 25% vest on the first anniversary of the date of grant and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. Options are subject to the terms of the Company’s standard form of incentive stock option agreement previously filed with the Securities and Exchange Commission.
     Each Restricted Stock Unit (“RSU”) represents the right to receive one share of Akamai common stock upon vesting. Base RSUs vest in 33% installments on the first business day of each of 2007, 2008 and 2009. The terms of the base RSUs are more fully described in the form of restricted stock unit agreement attached hereto, and incorporated by reference herein, as Exhibit 99.1.
     Performance-Based RSUs will only vest to the extent that the Company exceeds specified cumulative revenue and earnings per share targets for fiscal years 2006, 2007 and 2008. The maximum number of performance-based RSUs that may vest is equal to 300% of the number of base RSUs granted on the same date; such maximum vesting would only occur if the Company meets or exceeds 110% of both its cumulative revenue and earnings per share targets for fiscal years 2006, 2007 and 2008. No performance-based RSUs will vest if the Company fails to exceed the applicable targets. If the Company’s cumulative revenue and/or earnings per share results for the applicable years is between

100% and 110% of the targets, the holder would receive between zero RSUs and the maximum deliverable amount set forth above. The terms of the base RSUs are more fully described in the form of restricted stock unit agreement attached hereto, and incorporated by reference herein, as Exhibit 99.2.
     The foregoing descriptions of the RSU agreements are qualified in their entirety by the full text of Exhibits 99.1 and 99.2, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2006	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Agreement
99.2	Form of Performance Share Restricted Stock Unit Agreement